Exhibit 3.3

AMENDED AND RESTATED
BYLAWS
OF
REPUBLIC SERVICES, INC.
(Amended as of May 6, 2016)
ARTICLE I
OFFICES
Section 1.1    Registered Office. The registered office of Republic Services, Inc., a Delaware corporation (the “Corporation”), shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
Section 1.2    Offices. The Corporation may establish or discontinue, from time to time, such other offices and places of business within or without the State of Delaware as the Board of Directors deems proper for the conduct of the Corporation’s business.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.1    Annual Meeting. An annual meeting of stockholders for the purpose of electing directors and transacting such other business as may come before it shall be held at such place, if any, within or without the State of Delaware, on such date and at such time as shall be designated by the Board of Directors or the Chief Executive Officer.
To be properly brought before the annual meeting, nominations of persons for election to the Board must be made in accordance with the procedures set forth in Section 2.12 or 2.14 of these Amended and Restated Bylaws (the “Bylaws”), as applicable.
Section 2.2    Special Meetings. Special meetings of stockholders, unless otherwise prescribed by statute, may be called by the Board of Directors or by the President. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.
To be properly brought before a special meeting pursuant to Section 2.12 of these Bylaws, nominations of persons for election to the Board must be made in accordance with the procedures set forth in Section 2.12 (b) of these Bylaws. Nominations pursuant to Section 2.14 of these Bylaws may not be made in connection with a special meeting of stockholders.
Section 2.3    Notice of Meetings. Notice of each meeting of stockholders shall be given to each stockholder of record entitled to vote at the meeting at the stockholder’s address as it appears on the stock books of the Corporation. The notice shall state the time and the place, if any (or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person), of the meeting and shall be given not less than ten (10) nor more than sixty (60) days before the day of the meeting. Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of

Delaware (the “General Corporation Law”). If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is being called. Whenever notice is required to be given hereunder, a waiver of notice by the stockholder entitled to notice, in writing or by electronic transmission, whether before or after the time stated in the notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when a person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction or any business because the meeting is not lawfully called or convened. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 233 of the General Corporation Law. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person at such adjourned meeting) thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 2.4    Quorum and Adjournment. The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote on every matter that is to be voted on, without regard to class or series, shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, the holders of a majority of the voting power of such shares of stock present in person or by proxy may adjourn such meeting, from time to time, without notice other than announcement at the meeting (unless otherwise required by law), until a quorum shall attend. At any meeting reconvened after such adjournment at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting as originally called shall be entitled to vote at any reconvened meeting, unless a new record date for such meeting is fixed.
Section 2.5    Officers at Stockholders’ Meetings. At any meeting of stockholders, the Chairman of the Board, or in his or her absence, the Chief Executive Officer, or if neither such person is available, then a person designated by the Board of Directors or in the absence of such designation then a person designated by the Chief Executive Officer, shall preside at and act as chairman of the meeting. The Secretary, or in his or her absence a person designated by the chairman of the meeting, shall act as secretary of the meeting and keep a record of the proceedings thereof.
Section 2.6    List of Stockholders Entitled to Vote. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by or for the Secretary. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. Such list shall also be available for inspection at the meeting, during the whole time thereof, and may be inspected by any stockholder who is present. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.6 or to vote in person or by proxy at any meeting of stockholders.
Section 2.7    Fixing Date for Stockholders of Record. In order that the Corporation may identify the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be less than ten (10) days nor more than sixty (60) days before the date of such meeting; and (2) in the case of any other action (other than a record date for determining stockholders entitled to express consent to corporate action without a meeting), shall not be more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be determined pursuant to Section 2.11 of these Bylaws. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 2.8    Voting and Proxies. Subject to the provisions for fixing the date for stockholders of record:
(a)    Except as otherwise specified in the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of stock held by that stockholder having voting rights as to the matter being voted upon.
(b)    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for that stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period.
(c)    All matters other than the election of directors properly presented to any meeting of stockholders shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares of stock present in person or by proxy and entitled to vote on the matter.

(d)    Except as otherwise provided by these Bylaws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes present in person or represented by proxy at any meeting for the election of directors at which a quorum is present.  For purposes of this 2.8(d) of these Bylaws, a contested election (“Contested Election”) shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination that an election is “contested” to be made by the Secretary within 30 days following the close of the later of the notice of nomination periods set forth in Section 2.12 and Section 2.14 of these Bylaws, based on whether one or more notices of nomination were timely filed in accordance with Section 2.12 or Section 2.14 of these Bylaws (provided that the determination that an election is a Contested Election shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity).  If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a Contested Election. For purposes of this Section 2.8(d) of these Bylaws, a majority of the votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).
In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Corporate Governance Committee, or such other committee designated by the Board of Directors pursuant to these Bylaws, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation, and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.
If the Board of Directors accepts a director’s resignation pursuant to this Section 2.8(d), or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to Article III, Section 3.13 of these Bylaws.
Section 2.9    Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
Section 2.10    Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 2.11    Consent of Stockholders in Lieu of Meeting.
(a)    Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, is signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to each stockholder who did not consent thereto in writing.

(b)    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date, which written notice shall include all information that would be required to be delivered pursuant to Section 2.12 and Section 2.14 of these Bylaws if the stockholder had been making a nomination or proposing business to be considered at a meeting of stockholders. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
(c)    In the event of the delivery, in the manner provided by paragraph (a) of this Section 2.11, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with paragraph (a) of this Section 2.11 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
Section 2.12    Notice of Stockholder Business and Nominations.
(a)    Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting, (B)

by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Section 2.12 or Section 2.14 of these Bylaws, as applicable, and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice, procedures set forth in this Section 2.12 or Section 2.14 of these Bylaws, as applicable, as to such business or nomination; clause (C) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.
(1)    Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (a)(1)(C) of this Section 2.12, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this paragraph (a)(2) or paragraph (b)) to the Secretary must: (A) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (a) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (d) any short interest in any security of the Corporation (for purposes of this Section 2.12 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (B) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (C) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such item and the nominee were a director or executive officer of such registrant; and (D) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 2.13 of these Bylaws. The foregoing notice requirements of this Section 2.12 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. For purposes of these Bylaws, “independent” has the meaning set forth in the New York Stock Exchange (“NYSE”) listing standards (unless the Corporation’s common stock ceases to be listed on the NYSE and is listed on another exchange, in which case such exchange’s definition of independence shall apply), as supplemented by any additional requirements for independence that may be imposed by applicable law or regulation or by the Corporation’s Corporate Governance Guidelines adopted by the Board of Directors.
(2)    Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased effective at the annual meeting and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(b)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors pursuant to this Section 2.12 may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Section 2.12 and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 2.12 as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 2.12 with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.13 of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(c)    General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 or Section 2.14 of these Bylaws, as applicable, shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12 or Section 2.14 of these Bylaws, as applicable. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12 or Section 2.14 of these Bylaws, as applicable, and, if any proposed nomination or business is not in compliance with this Section 2.12 or Section 2.14 of these Bylaws, as applicable, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.12 to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the stockholders.
(1)    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(2)    Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to paragraph (a)(1)(C) or paragraph (b) of this Section 2.12 (other than, as provided in the penultimate sentence of (a)(2) of this Section 2.12, matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.12 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

Section 2.13    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.12 or Section 2.14 of these Bylaws, as applicable) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
Section 2.14    Proxy Access.
(a)     Information Included in Proxy Materials. Subject to the provisions of this Section 2.14, whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, the Corporation shall include in its proxy statement for such meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name of, together with the Required Information (as defined below) for, any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than 20 stockholders that (1) satisfies the requirements of this Section 2.14 (an “Eligible Stockholder”) and (2) expressly requests in the notice required by this Section 2.14 (the “Notice of Proxy Access Nomination”) to have the Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 2.14. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (such funds together under each of clauses (i), (ii) or (iii) comprising a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this Section 2.14, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 2.14. The Corporation shall also include the name of any such Stockholder Nominee on the form of proxy for such annual meeting, subject to the provisions of this Section 2.14. For purposes of this Section 2.14, the “Required Information” that the Corporation shall include in its proxy statement is the information provided by the Eligible Stockholder to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder

that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act, and if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation shall not be required pursuant to this Section 2.14 to include any information regarding a Stockholder Nominee in its proxy materials for any meeting of stockholders for which any person is engaging in a solicitation within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at such meeting other than Stockholder Nominees or nominees of the Board of Directors.
(b)     Stockholder Nominee Notice Period. The Corporation shall only be required to include information regarding a Stockholder Nominee in its proxy materials with respect to an annual meeting of stockholders if the Notice of Proxy Access Nomination relating to the Stockholder Nominee is delivered to, or mailed to and received by, the Secretary of the Corporation no earlier than 150 days and no later than 120 days (the “Final Proxy Access Nomination Date”) before the anniversary of the date that the Corporation issued its proxy statement for the previous year’s annual meeting of stockholders; provided, however, that if the Corporation did not hold an annual meeting during the previous year, or if the date of the annual meeting has changed by more than 30 calendar days from the previous year, then the Eligible Stockholder must deliver the Notice of Proxy Access Nomination to the Corporation a reasonable time before the Corporation issues its proxy materials, as specified by the Corporation in a Current Report on Form 8-K filed pursuant to Item 5.08. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.14.
(c)     Maximum Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that the Corporation shall be required to include in its proxy materials with respect to an annual meeting of stockholders shall not exceed 25% of the total number of members of the Corporation’s Board of Directors as of the Final Proxy Access Nomination Date, or if such amount is not a whole number, the closest whole number below 25% (the “Nominee Limit”); provided, however, that the Nominee Limit shall be reduced, but not below zero, by the number of such director candidates for which the Corporation shall have received one or more valid notices that a stockholder (other than an Eligible Stockholder) intends to nominate director candidates at such applicable annual meeting of Stockholders pursuant to Section 2.12 of these Bylaws; provided, further that if one or more vacancies occur on the Corporation’s Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors reduces the size of the board in connection therewith, the Nominee Limit shall be calculated based on the reduced number of directors. For purposes of determining when the Nominee Limit provided for in this Section 2.14(c) has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (1) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.14 who is subsequently withdrawn, (2) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.14 who is subsequently nominated by the Board of Directors as a Board of Directors nominee for election as a director, and (3) any director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Stockholder Nominee for either of the two preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (2)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Stockholder that submits more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders exceeds the Nominee Limit. If the number of Stockholder Nominees submitted by Eligible Stockholders exceeds the Nominee Limit, the highest ranked Stockholder Nominee who meets the requirements of this Section 2.14 of each Eligible Stockholder will be included in the Corporation’s proxy materials proceeding in order of the amount (largest to smallest) of the voting power of shares of the capital stock of the Corporation that each Eligible Stockholder owns for purposes of this Section 2.14 until the Nominee Limit is reached. If the Nominee Limit is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.14 from each Eligible Stockholder has been selected for inclusion in the Corporation’s proxy materials, this process shall be repeated until the Nominee Limit is reached.
(d)    Withholding or Removal of Stockholder Nominees from Proxy Materials. If a Stockholder Nominee or an Eligible Stockholder fails to continue to meet the requirements of this Section 2.14 or if a Stockholder Nominee withdraws, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director prior to the annual meeting: (1) the Corporation may, to the extent feasible, withhold or remove the name of the applicable Stockholder Nominee and the Statement from its proxy statement, withhold or remove the name of the Stockholder Nominee from its form of proxy and/or otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be eligible for nomination at the annual meeting; and (2) the applicable Eligible Stockholder may not name another Stockholder Nominee or, subsequent to the last day on which a stockholder’s notice of an intent to make a nomination would be timely, otherwise cure in any way any defect preventing the nomination of the Stockholder Nominee identified in the notice provided pursuant to this Section 2.14.
(e)     Determination of Ownership. For purposes of this Section 2.14, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of capital stock of the Corporation as to which the stockholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding common shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (x) the stockholder has loaned such shares, provided that the stockholder at all times retains the economic risk of loss of such shares and has the power to recall such loaned shares without condition on five business days’ notice; or (y) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. For purposes of this Section 2.14, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding common shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 2.14, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(f)     Ownership Requirements. To make a nomination pursuant to this Section 2.14, an Eligible Stockholder (1) must own (as defined in Section 2.14(e)) at least three percent of the voting power entitled to vote generally in the election of directors (the “Required Ownership Percentage”) of the outstanding shares of capital stock of the Corporation (the “Required Shares”), continuously for at least three years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation and the record date for determining the stockholders entitled to vote at the annual meeting and (2) must continue to own the Required Shares through the date of the annual meeting.
(g)     Information Required in Notice of Proxy Access Nomination. An Eligible Stockholder (including each member of any group of stockholders, each fund comprising a Qualifying Fund and/or each beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) must provide the following information in writing to the Secretary of the Corporation within the time period specified in Section 2.14(b) for delivering the Notice of Proxy Access Nomination:
(1) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares;
(2) the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from such record holder, and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;
(3) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act;
(4) (a) the name, age, principal occupation or employment and business address and residence address of each Stockholder Nominee submitted by the Eligible Stockholder, (b) the class and number of shares of capital stock of the Corporation owned by each such Stockholder Nominee, including shares beneficially owned and shares held of record, and (c) any other information relating to each such Stockholder Nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(5) a written representation and agreement executed by each Stockholder Nominee submitted by the Eligible Stockholder acknowledging that the Stockholder Nominee (a) understands his or her duties as a director under the General Corporation Law and agrees to act in accordance with those duties while serving as a director, (b) is not and shall not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote as a director on any issue or question, (c) is not and shall not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such Stockholder Nominee’s candidacy for director of the Corporation that has not been disclosed to the Corporation or any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such Stockholder Nominee’s service or action as a director of the Corporation, (d) if elected as a director of the Corporation, shall comply with all applicable laws and stock exchange listing standards and the Corporation’s policies and guidelines applicable to directors, including all corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation, (e) shall provide facts, statements and other information in all communications with the Corporation and its stockholders that are or shall be true and correct in all material respects and do not and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (f) will act as a representative of all stockholders of the Company while serving as a director;
(6) the written consent of each Stockholder Nominee submitted by the Eligible Stockholder to (a) be named in the proxy materials as a nominee, (b) serve as a director if elected and (c) the public disclosure of the information provided pursuant to Section 2.14(g)(4);
(7) with respect to the Eligible Stockholder (including each member of any group of stockholders, each fund comprising a Qualifying Fund and/or each beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) providing the Notice of Proxy Access Nomination:
(A) the name and address of the Eligible Stockholder (including each member of any group of stockholders, each fund comprising a Qualifying Fund and/or each beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder);
(B) the class and number of shares of capital stock of the Corporation owned (as defined in Section 2.14(e)) of record by the Eligible Stockholder or its affiliates as of the date of the Notice of Proxy Access Nomination, and the Eligible Stockholder’s agreement that it shall notify the Corporation in writing within five business days after the record date for the annual meeting of the class and number of shares of capital stock of the Corporation owned by the Eligible Stockholder as of the record date for the annual meeting;
(C) a written statement from each nominee holder of shares of capital stock of the Corporation owned beneficially but not of record by the Eligible Stockholder or its affiliates stating the number of such shares of capital stock of the Corporation held by such nominee holder, and the nominee holder’s agreement that it shall notify the Corporation in writing within five business days after the record date for the annual meeting of the class and number of shares of capital stock of the Corporation owned beneficially but not of record by the Eligible Stockholder and the number of such shares of capital stock of the Corporation held by such nominee holder as of the record date for the annual meeting;
(D) a representation that the Eligible Stockholder intends to be present in person or by proxy at the annual meeting to present its nomination of the Stockholder Nominee;
(E) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the nomination between such Eligible Stockholder and any other person, including, without limitation, any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the Eligible Stockholder), and the Eligible Stockholder’s agreement that it shall notify the Corporation in writing within five business days after the record date for the annual meeting of any such agreement, arrangement or understanding in effect as of the record date for the annual meeting;
(F) a description of any derivative instrument, swap, option, warrant, short interest, hedge or profit interest that has been entered into by or on behalf of such Eligible Stockholder with respect to any shares of capital stock of the Corporation (including the notional number of shares that are the subject thereof) and a description of any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of capital stock) that has been made by or on behalf of such Eligible Stockholder, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of stock price changes for, such Eligible Stockholder or to increase or decrease the voting power or pecuniary or economic interest of such Eligible Stockholder with respect to capital stock of the Corporation (including the notional number of shares that are the subject of such transaction, agreement, arrangement or understanding), and the Eligible Stockholder’s agreement that it shall notify the Corporation in writing within five business days after the record date for the annual meeting of any such transaction, agreement, arrangement or understanding in effect as of the record date for the annual meeting;
(G) any other information relating to the Eligible Stockholder that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder;
(H) the written consent of such Eligible Stockholder to the public disclosure of the information provided pursuant to this Section 2.14(g)(7);
(I) in the case of a nomination by a group of stockholders who together constitute an Eligible Stockholder, the designation by all group members (including each member of any group of stockholders, each fund comprising a Qualifying Fund and/or each beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and
(J) in the case of a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds comprising the Qualifying Fund are either (i) under common management and investment control, or (ii) under common management and funded primarily by a single employer;
(8) a written representation that the Eligible Stockholder (including each member of any group of stockholders, each fund comprising a Qualifying Fund and/or each beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not nominated and shall not nominate for election to the Board of Directors any person other than the Stockholder Nominee(s) being nominated by such Eligible Stockholder pursuant to this Section 2.14, (D) has not engaged and shall not engage in, and has not and shall not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) agrees to comply with all applicable laws and regulations applicable to any solicitation in connection with the annual meeting, (G) shall provide facts, statements and other information in all communications with the Corporation and its stockholders that are or shall be true and correct in all material respects and do not and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (H) will recall any outstanding shares of capital stock of the Corporation that have been loaned by or on behalf of the Eligible Stockholder to another person that are to be counted for purposes of determining the Required Shares and the Eligible Stockholder’s eligibility hereunder in accordance with the provisions relating thereto in Section 2.14(e) upon being notified that any of the Stockholder Nominee(s) of such Eligible Stockholder will be included in the Corporation’s proxy statement and the Corporation’s form of proxy for the applicable annual meeting; and
(9) an undertaking that the Eligible Stockholder (including each member of any group of stockholders, each fund comprising a Qualifying Fund and/or each beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation; (B) indemnify and hold harmless the Corporation, and each of its directors, officers and employees individually, against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.14, out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation; and (C) file with the SEC any solicitation or other communication with the Company’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder.
(h)     Additional Required Information. At the request of the Corporation, each Stockholder Nominee must submit to the Secretary of the Corporation all completed and signed questionnaires required of directors and officers of the Corporation. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent as defined in Section 2.12(a)(2) of these Bylaws.
(i)     Irrevocable Resignation. Each Stockholder Nominee must provide to the Secretary of the Corporation, within the time period specified in Section 2.14(b) for delivering the Notice of Proxy Access Nomination, an irrevocable resignation from the Board of Directors that shall become effective upon a determination by the Board of Directors or any committee thereof that (1) the information provided to the Corporation by the Stockholder Nominee individual pursuant to Section 2.14(g)(5) was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (2) the Stockholder Nominee, or the Eligible Stockholder that nominated the Stockholder Nominee, breached any obligations owed to the Corporation under these Bylaws.
(j)     Notification and Correction of Defects in Information Provided. In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.
(k)     Exclusion of Stockholder Nominees. The Corporation shall not be required to include, pursuant to this Section 2.14, a Stockholder Nominee in its proxy materials for any meeting of stockholders:
(1) if the Eligible Stockholder (or any member of any group of stockholders or any fund comprising a Qualifying Fund that together is such Eligible Stockholder) who has nominated such Stockholder Nominee has engaged or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;
(2) if the Stockholder Nominee is or becomes a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such Stockholder Nominee’s candidacy for director of the Corporation or service that the Stockholder Nominee does not promptly disclose to the Corporation or any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such Stockholder Nominee’s action as a director of the Corporation;
(3) who is not independent as defined in Section 2.12(a)(2) of these Bylaws, as determined by the Board of Directors;
(4) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Corporation’s Certificate of Incorporation or Corporate Governance Guidelines, the rules and listing standards of the principal U.S. exchange upon which the common shares of the Corporation are listed, or any applicable state or federal law, rule or regulation;
(5) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;
(6) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years;
(7) if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) provides information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof;
(8) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 2.14;
(9) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or
(10) for which the Secretary of the Corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.12 of these Bylaws and which notice does not expressly elect to have its nominee(s) included in the Corporation’s proxy statement pursuant to this Section 2.14.
(l)    Invalid and Disregarded Nominations. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (1) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) breaches its or their obligations under this Section 2.14, as determined by the Board of Directors or the chairman of the annual meeting, or (2) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 2.14.
(m)    Ineligible Stockholder Nominees. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (2) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, shall be ineligible to be a Stockholder Nominee pursuant to this Section 2.14 for the following two annual meetings. Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.14 or any other provision of these Bylaws or the Corporation’s Certificate of Incorporation or Corporate Governance Guidelines or other applicable law or regulation at any time before the applicable annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders and may not be substituted by the Eligible Stockholder that nominated such Stockholder Nominee. Any Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) whose Stockholder Nominee is elected as a director at the annual meeting of Stockholders will not be eligible to nominate or participate in the nomination of a Stockholder Nominee for the following two (2) annual meetings of stockholders other than the nomination of such previously elected Stockholder Nominee.

(n)    Group Members. No stockholder shall be permitted to join more than one group of stockholders to become an Eligible Stockholder for purposes of nominations pursuant to this Section 2.14 per each annual meeting of stockholders. In the event that the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these Bylaws, including the Minimum Holding Period, shall apply to each member of such group (including each fund comprising a Qualifying Fund and/or each beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder); provided, however, that the Required Ownership Percentage shall apply to the ownership of the group in the aggregate. When an Eligible Stockholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall be deemed a violation by the Eligible Stockholder group.
(o)    Exclusivity. This Section 2.14 shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials.
ARTICLE III
DIRECTORS
Section 3.1    Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors and shall consist of not more than thirteen (13) members. At the first annual meeting of stockholders and at each annual meeting of stockholders thereafter, the respective terms of all of the directors then serving in office shall expire at the meeting, and successors to the directors shall be elected to hold office until the next succeeding annual meeting. Existing directors may be nominated for election each year for a successive term, in the manner provided in these Bylaws. Each director shall hold office for the term for which he or she is elected and qualified or until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death. The Board of Directors may from time to time establish minimum qualifications for eligibility to become a director. Those qualifications may include, but shall not be limited to, a prerequisite stock ownership in the Corporation.
Section 3.2    Chairman of the Board. The Board of Directors shall elect one of its members to be Chairman of the Board for such term as determined by the Board of Directors, and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors may determine. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders, and shall have such other duties as may be prescribed from time to time by the Board of Directors.
Section 3.3    Place of Meetings. Meetings of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time as designated by the Chairman of the Board or by the body or person calling such meeting.
Section 3.4    Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be determined by the Board of Directors. No notice shall be required for any regular meeting.

Section 3.5    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President, or by the Secretary or Assistant Secretary on the written request of two or more directors. Notice of any special meeting shall be mailed to each director at that director’s residence or usual place of business not later than three (3) days before the day on which the meeting is to be held, or shall be given to that director by telegraph, telecopier or other method of electronic transmission, by overnight express mail service, personally, or by telephone, not later than twenty-four (24) hours before the time of such meeting. Notice of any meeting of the Board of Directors need not be given to any director if that director signs a written waiver thereof or waives notice by electronic transmission either before or after the time stated therein. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 3.6    Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such consents are filed with the minutes of the Board of Directors or of such committee.
Section 3.7    Presiding Officer and Secretary at Meetings. Each meeting of the Board of Directors or of stockholders shall be presided over by the Chairman of the Board, or in his or her absence, by the Chief Executive Officer or the President, in that order, and if none is present, then by such member of the Board of Directors as shall be chosen at the meeting.
Section 3.8    Quorum. A majority of the total authorized number of directors shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 3.9    Meeting by Telephone. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.
Section 3.10    Compensation. Directors shall receive such compensation and expense reimbursements for their services as Chairman of the Board, as directors or as members of committees as set by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
Section 3.11    Resignations. Any director or member of a committee of the Corporation may resign at any time by giving notice thereof in writing or by electronic transmission to (a) the Chairman of the Board, the Chief Executive Officer or the President and (b) the Secretary. Such

resignation shall be effective at the time of its receipt, unless a date certain is specified for it to take effect. Acceptance of any resignation shall not be necessary to make it effective.
Section 3.12    Removal of Directors. No director may be removed with or without cause before the expiration of his or her term of office except by vote of the stockholders at a meeting called for such a purpose.
Section 3.13    Filling of Vacancies. In case of a vacancy created by an increase in the number of directors or any vacancy created by death, removal, or resignation, the vacancy or vacancies may be filled either (a) by the Board of Directors, or (b) by the stockholders. In the case of a director appointed to fill a vacancy created by an increase in the number of directors, the director so appointed shall hold office until his or her successor is elected. In the case of a director appointed to fill a vacancy created by the death, removal or resignation of a director, the newly appointed director shall hold office for the term to which his or her predecessor was elected or until his or her successor is elected.
ARTICLE IV
COMMITTEES
Section 4.1    Formation of committees; power and authority thereof. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more directors of the Corporation. Any such committee, to the extent provided in such resolution or resolutions and to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing the Bylaws of the Corporation.
Section 4.2    Regular meetings. Regular meetings of a committee shall be held at such times as may be determined by the committee. No notice shall be required for any regular meeting.
Section 4.3    Special meetings. Special meetings of a committee may be called by the committee Chairman or by the Secretary or Assistant Secretary on the written request of two or more committee members. Notice of any special meeting shall be mailed to each committee member at that committee member’s residence or usual place of business not later than three (3) days before the day on which the meeting is to be held, or shall be given to that committee member by telegraph, telecopier or other method of electronic transmission, by overnight express mail service, personally, or by telephone, not later than twenty-four (24) hours before the time of such meeting. Notice of any meeting of a committee need not be given to any committee member if that committee member signs a written waiver thereof or waives notice by electronic transmission either before or after the time stated therein. Attendance of a committee member at a meeting shall constitute a waiver of notice of such meeting, except when the committee member attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 4.4    Place of meetings. Meetings of the committee may be held at any place, within or without the State of Delaware, from time to time as designated by the committee Chairman or by the body or person calling such meeting.
Section 4.5    Absent or disqualified members; quorum. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors (a “Substitute Director”) to act at the meeting in the place of any such absent or disqualified member. A majority of the total number of members of a committee (together with any Substitute Directors) shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. The vote of a majority of the committee members (together with any Substitute Directors) present at a meeting at which a quorum is present shall be the act of the committee.
ARTICLE V
THE OFFICERS
Section 5.1    Designation. The Corporation shall have such officers with such titles and duties as set forth in these Bylaws or in a resolution of the Board of Directors adopted on or after the effective date of these Bylaws.
Section 5.2    Election and Qualification. The officers of the Corporation shall be elected by the Board of Directors and, if specifically determined by the Board of Directors, may consist of a Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board of Directors may deem advisable. None of the officers of the Corporation need be directors.
Section 5.3    Term of Office. Officers shall be chosen in such manner and shall hold their office for such term as determined by the Board of Directors. Each officer shall hold office from the time of his or her election and qualification to the time at which his or her successor is elected and qualified, or until his or her earlier resignation, removal or death.
Section 5.4    Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to (a) the Chairman of the Board, the Chief Executive Officer or the President and (b) the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

Section 5.5    Removal. Any officer may be removed at any time, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.
Section 5.6    Compensation. The compensation of each executive officer shall be determined by the Board of Directors.
Section 5.7    Chief Executive Officer. The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, establish and implement the business plans, policies and procedures of the Corporation and have general and active management, direction and control over the business and affairs of the Corporation and over its other officers. The Chief Executive Officer shall report directly to the Board of Directors, shall preside over meetings of the Board of Directors and stockholders in the absence of the Chairman of the Board, and shall have general authority to execute bonds, deeds and contracts in the name of and on behalf of the Corporation and in general to exercise all the powers generally appertaining to the Chief Executive Officer of a corporation. During the extended absence of the Chief Executive Officer or during his or her extended inability to act, the Chairman of the Board (or such other officer or director as designated by the Board of Directors) shall exercise the powers and perform the duties of the Chief Executive Officer (which may include delegating some or all of such powers and duties to any other director or to an officer of the Corporation).
Section 5.8    President, Chief Operating Officer and Chief Financial Officer. The President, the Chief Operating Officer and the Chief Financial Officer shall have such duties as shall be assigned to each from time to time by the Chief Executive Officer or by the Board of Directors.
Section 5.9    Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her from time to time by the Chief Executive Officer or by the Board of Directors.
Section 5.10    Secretary. The Secretary shall attend meetings of the Board of Directors and stockholders and record votes and minutes of such proceedings, subject to the direction of the Chairman of the Board; assist in issuing calls for meetings of stockholders and directors; keep the seal of the Corporation and affix it to such instruments as may be required from time to time; keep the stock transfer books and other books and records of the Corporation; act as stock transfer agent for the Corporation; attest the Corporation’s execution of instruments when requested and appropriate; make such reports to the Board of Directors as are properly requested; and perform such other duties incident to the office of Secretary and those that may be otherwise assigned to the Secretary from time to time by the Chief Executive Officer or the Chairman of the Board.
Section 5.11    Treasurer. The Treasurer shall have custody of all corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit or disburse all moneys and other property in the name and to the credit of the Corporation as may be designated by the Chief Executive Officer or the Board of Directors. The Treasurer shall render to the Chief Executive Officer and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform other duties incident to the office of Treasurer as the Chief Executive Officer or the Board of Directors shall from time to time designate.
Section 5.12    Other Officers. Each other officer of the Corporation shall have such powers and shall perform such duties as shall be assigned to him or her from time to time by the Chief Executive Officer or by the Board of Directors.
ARTICLE VI
CERTIFICATES OF STOCK, TRANSFER OF STOCK AND REGISTERED STOCKHOLDERS
Section 6.1    Stock Certificates. The interest of each holder of stock of the Corporation shall be evidenced by a certificate or certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of the Corporation represented by certificates shall be entitled to a certificate signed by or in the name of the Corporation by the Chairman of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by the holder thereof in the Corporation. Any of or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issuance.
Section 6.2    Classes/Series of Stock. The Corporation may issue one or more classes of stock or one or more series of stock within any class thereof, as stated and expressed in the Certificate of Incorporation or of any amendment thereto, any or all of which classes may be stock with par value or stock without par value. In the case of shares of stock of the Corporation represented by certificate, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, in accordance with the General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 6.3    Transfer of Stock. Subject to the transfer restrictions permitted by Section 202 of the General Corporation Law and to stop transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, the shares of stock of the Corporation shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law), and upon such transfer the old certificates (in the case of certificated shares) shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by whom they shall be cancelled, and new certificates (or uncertificated shares) shall be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.
Section 6.4    Holders of Record. Prior to due presentment for registration of transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice of the contrary.
Section 6.5    Lost, Stolen, Destroyed, or Mutilated Certificates. A new certificate of stock may be issued to replace a certificate theretofore issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors or the President may require the owner of the lost or destroyed certificate or his or her legal representatives, to give such sum as they may direct to indemnify the Corporation against any expense or loss it may incur on account of the alleged loss of any such certificate.
Section 6.6    Dividends. Subject to the provisions of the Certificate of Incorporation and applicable law, the directors may, out of funds legally available therefor at any annual, regular, or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of stock of the Corporation. Before declaring any dividends there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper working capital to serve as a reserve fund to meet contingencies or as equalizing dividends or for such other purposes as the directors shall deem in the best interest of the Corporation.
ARTICLE VII
MISCELLANEOUS
Section 7.1    Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
Section 7.2    Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
Section 7.3    Severability. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions hereof.
Section 7.4    Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware (the “Chancery Court”) shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws or as to which the General Corporation Law confers jurisdiction upon the Chancery Court; (iv) any action asserting a claim governed by the internal affairs doctrine; or (v) any other action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation that constitutes an “internal corporate claim” as defined by Section 115 of the General Corporation Law. Notwithstanding the foregoing, however, if the Chancery Court lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case unless the Chancery Court (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Any person or entity purchasing, otherwise acquiring or retaining any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 7.4. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 7.4 with respect to any current or future actions or claims.
ARTICLE VIII
AMENDMENT OF BYLAWS
Section 8.1    General. These Bylaws may be made, altered, or repealed, or new bylaws may be adopted by the stockholders or the Board of Directors.

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